UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2011
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
 (Address of principal executive offices and zip code)

(800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2011, the Board of Directors (the “Board”) of Teletouch Communications, Inc. (the “Company”), appointed Terry K. Dorsey to serve on the Board. Mr. Dorsey was appointed to fill the vacancy on Class II of the Board.  The following appointment was made upon the recommendation of the Nominating and Corporate Governance Committee of the Board. The Board determined that Mr. Dorsey is an “independent” director as such term is defined under the NYSE Amex LLC corporate governance requirements and the applicable federal securities laws, rules and regulations.

Mr. Dorsey brings to the Company and its Board his expertise and substantial experience in the areas of investment banking, corporate finance and mergers & acquisitions. From May 2009 to present, Mr. Dorsey has been Managing Director at Abshier Webb Donnelly & Baker, an investment bank that provides corporate financial advisory services to small and middle market companies. From April 2007 to November 2008, he was Director of Strategic Planning and Corporate Finance at Synthesis Energy Systems, Inc. (Nasdaq: SYMX), engaged in development in energy projects. From June 2002 to April 2007, he managed various investment banking engagements at WoodRock & Company, a Houston, TX based investment banking firm. Mr. Dorsey holds a B.B.A. degree  in Finance with a minor in accounting and economics and a M.B.A. degree in Management and Finance from Texas Tech University and holds a Ph.D. in Management of Technology with secondary fields of specialization in finance, investments and economics from the University of Texas at Austin.

There is no arrangement or understanding between Mr. Dorsey and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Dorsey and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.  If eligible, Mr. Dorsey will be able to participate in all compensatory plans or arrangements that may be available for independent directors on the Board.

Upon Mr. Dorsey’s appointment to the Board, the Board granted him 45,000 options to purchase shares of the Company’s common stock pursuant to the terms of the Company’s 2002 Stock Option and Appreciation Rights Plan, at an exercise price equal to $0.50 per share, to expire on September 26, 2021, vesting immediately.

Following the foregoing appointment, the Board consists of 6 members: Robert M. McMurrey, Thomas A. “Kip” Hyde, Jr., Clifford E. McFarland, Henry Y.L. Toh, Marshall G. Webb and Terrry K. Dorsey, a majority of whom (Clifford E. McFarland, Henry Y.L. Toh, Marshall G. Webb and Terrry K. Dorsey) are “independent” directors.

The Board also approved an addition of one seat to Class I, thereby expanding Class I directorship from two seats to three. The Board anticipates that a director candidate to fill the vacancy resulting from this expansion, upon recommendation of the Nominating and Corporate Governance Committee and approval of the Board, will stand for election at the 2011 Annual Meeting of the Company’s shareholders. Currently, Robert M. McMurrey and Cliff McFarland are the only two Class I directors; both will, under the terms of the Class I, stand for re-election at the 2011 Annual Meeting of the Company’s shareholders.

Item 9.01.     Financial Statements and Exhibits

NA.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2011	By:	/s/ Douglas E. Sloan
Name: Douglas E. Sloan
Title: Chief Financial Officer